UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2011

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 28, 2011, Asta Funding, Inc. (the “Company,” “we” or “us”), through a newly-formed indirect subsidiary, ASFI Pegasus Holdings, LLC (“APH”), entered into a joint venture (the “Venture”) with Pegasus Legal Funding, LLC (“PLF”). The Venture will purchase interests in personal injury claims from claimants who are a party to a personal injury litigation with the expectation of a settlement in the future. The personal injury claims will be purchased by Pegasus Funding, LLC (“Pegasus”), a newly-formed subsidiary in which APH owns 80% and PLF owns 20% of the outstanding membership interests. Pegasus will advance to each claimant funds on a non-recourse basis at an agreed upon interest rate in anticipation of a future settlement. The interest purchased by Pegasus in each claim will consist of the right to receive from such claimant part of the proceeds or recoveries which such claimant receives by reason of a settlement, judgment or award with respect to such claimant’s claim.

In connection with the Venture, pursuant to a Revolving Credit Agreement (the “Credit Agreement”), Security Agreement (the “Security Agreement”) and Secured Revolving Credit Note (the “Note”), Fund Pegasus, LLC, our indirect wholly-owned subsidiary (“Fund Pegasus”), agreed to loan to Pegasus an aggregate of up to $109 million over a five (5) year period, payable in one or more installments up to a maximum of $21.8 million per year, consisting of up to $20,000,000 to purchase claims and up to $1.8 million to cover Pegasus’ overhead expenses (which amount includes a 4% management fee payable by Pegasus to PLF). The loans shall accrue interest at the annual rate of 1%, which interest shall be paid monthly to Fund Pegasus by Pegasus.

All loans shall be advanced by Fund Pegasus to Pegasus during any particular year (provided that the maximum loan threshold of $20 million has not been reached in such year) either: (i) within two business days after receiving the written request from Pegasus for additional funds; or (ii) automatically on Wednesday or Friday of each week to ensure that the minimum balance in Pegasus’s investment advance account is at least $1,000,000. In addition, on a weekly basis, Fund Pegasus will advance to Pegasus the amount necessary to maintain a 9% overhead cushion in Pegasus’s investment advance account, provided that the maximum overhead threshold of $1.8 million has not been reached in such year.

In anticipation of the Venture, we advanced to PLF an aggregate of $4,360,000, consisting of $4,000,000 to purchase claims and $360,000 to cover overhead expenses. This initial loan, and the obligation to repay it, has been assigned by PLF to Pegasus, and will be applied to the amounts that Fund Pegasus will loan to Pegasus during the first year of the Venture. Pursuant to the Security Agreement, all loans made by Fund Pegasus to Pegasus will be secured by a first-priority lien on all of Pegasus’s assets.

The rights, duties and obligations of APH and PLF with respect to Pegasus are set forth in an Operating Agreement (the “Operating Agreement”), which provides, among other things, that all profits and losses of Pegasus will be allocated to APH and PLF on a pro rata basis in accordance with their respective ownership interests, subject to certain exceptions including the repayment of the loan made to Pegasus by Fund Pegasus prior to the distribution of profits. We have agreed, among other things, to guarantee the funding obligations of Fund Pegasus to Pegasus. The Operating Agreement also provides that Fund Pegasus has the right to suspend financing to Pegasus, and APH has the right to terminate the Operating Agreement, if there is a material change in the applicable laws or case law affecting Pegasus’s business. In addition, if returns for any consecutive twelve month period after the first year of operations do not exceed 15%, APH may terminate the Operating Agreement without penalty. If we enter into new personal injury claim funding ventures in the future, PLF shall have the right to participate in such ventures by purchasing up to 20% of the equity in such ventures.

Any cash received by Pegasus (“Distributable Cash Flow”) from the payment to Pegasus with respect to all or part of a purchased claim upon the adjudication or settlement of such claim (“Liquidation”), shall be distributed by Pegasus within ten days following the end of each calendar month, subject to certain exceptions, in the following order:

(i) First, to Fund Pegasus, until Fund Pegasus has received an amount equal to the loans made to Pegasus corresponding to each claim for which a Liquidation has been received by Pegasus during the prior 90 day period;

(ii) Next, to Fund Pegasus in the amount equal to 9% of the amount paid to Fund Pegasus under Section (i) above; and

(iii) Next, to APH and PLF in accordance with their respective percentage interests in Pegasus.

PLF has granted to APH an option to purchase 50% of the outstanding equity interests of PLF. The option is exercisable within 18 months of the effective date of the Operating Agreement. If APH chooses to exercise this option, the percentage interests of Pegasus owned by APH and PLF shall automatically adjust such that APH and PLF will each own 50% of the outstanding membership interests of Pegasus. Moreover, APH has a right to purchase PLF’s current investment portfolio at a discount within fourteen days of the effective date of the Operating Agreement, at APH’s discretion and subject to applicable third party consents.

Max Alperovich and Alexander Khanas, who are members of PLF, will manage the day-to-day operations of Pegasus. In addition to paying to PLF a 4% management fee on funds advanced to purchase claims, Pegasus will also pay to each of Messrs. Alperovich and Khanas the sum of $100,000 per annum pursuant to consulting agreements entered into by Messrs. Alperovich and Khanas, respectively, and Pegasus.

In addition, A.L. Piccolo & Co., Inc., which is owned by Louis Piccolo, a director of the Company, will receive a fee from Pegasus which is calculated at $350,000 per $10,000,000 loaned to Pegasus by Fund Pegasus up to a maximum of $700,000, which fee is payable over eight years from Pegasus’s operating expenses during the term of the Operating Agreement and thereafter by PLF and its affiliates.

The descriptions of the Credit Agreement, the Security Agreement, the Note and the Operating Agreement set forth above are qualified in their entirety by reference to copies of such agreements filed as exhibits to this report and incorporated herein by this reference.

Item 8.01 Other Events

On January 4, 2012, we issued a press release announcing the Venture, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Exhibits

(d) Exhibits. The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

No.	Description

10.1	Revolving Credit Agreement, dated December 28, 2011, by and between Pegasus Funding, LLC and Fund Pegasus, LLC

10.2	Security Agreement, dated December 28, 2011, by and between Pegasus Funding, LLC and Fund Pegasus, LLC

10.3	Secured Revolving Credit Note, dated December 28, 2011, by Pegasus Funding, LLC in favor of Fund Pegasus, LLC

10.4	Operating Agreement of Pegasus Funding, LLC, dated December 28, 2011

99.1	Press Release issued by the Company, dated January 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: January 4, 2012	By:	/s/ Robert Michel
Robert Michel
Chief Financial Officer

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